SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2024 (November 21, 2024)

BLACKWELL 3D CONSTRUCTION CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54452	80-0778461
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

706-12 Bayswater Bay By Omniyat

Business Bay, Dubai 00000

United Arab Emirates

Tel.: +1 7027180807

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

BLACKWELL 3D CONSTRUCTION CORP.

Form 8-K

Current Report

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2024, the Board of Directors, pursuant to its authority to create and establish provisions for new classes of preferred stock, approved the Certificate of Designation establishing a new Series D Preferred Stock and the rights, preferences and privileges thereof.  The Certificate of Designation was filed with the Secretary of State of the State of Nevada on November 21, 2024 and effective the same day.  Some of the material terms for the new shares of Series C Preferred Stock include: (i) the number of shares constituting Series D preferred stock shall be ten million (10,000,000) shares out of the total one hundred million preferred shares authorized by the Company, (ii) the Series D preferred shall have a par value of $0.00001 per share and shall be designated as “Series D Preferred Stock”, (iii) each share of Series C preferred stock shall non-voting, (iv) Series D Preferred Stock Holders must hold their shares for a period one (1) year prior to conversion. For the full summary of the rights, powers and preferences of the Series C preferred shares please see information set forth in the Certificate of Designation attached on Exhibit 3.1 of this report and incorporated herein by reference hereto.

Item 8.01 Other Events.

The Company recently obtained commercial office space located at 706-12 Bayswater Bay By Omniyat, Business Bay, Dubai 00000 consisting of approximately 250 square meters which will serve as the Company’s new corporate headquarters in the U.A.E.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation for Blackwell 3d Construction Corp., Series D Preferred Shares dated November 21, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKWELL 3D CONSTRUCTION CORP.

Dated: November 27, 2024	/s/Mohammed Saif Zaveri
By: Mohammed Saif Zaveri
Its: Chief Executive Officer

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